                                                                   EXHIBIT 4.1

================================================================================



                                   INDENTURE


                          Dated as of October __, 1996


                                     Among


                    FRONTIERVISION OPERATING PARTNERS, L.P.


                                      and


                FRONTIERVISION CAPITAL CORPORATION, as Issuers,


                                      and


                       COLORADO NATIONAL BANK, as Trustee


                               -----------------


                                  $200,000,000
                    ___% Senior Subordinated Notes due 2006





================================================================================

                             CROSS-REFERENCE TABLE

                                                                                  Indenture
Trust Indenture Act Section                                                       Section
- ---------------------------                                                       --------
Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
           (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
           (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 10; 13.02
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13.03
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13.03
Section 313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
           (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     06; 13.02
           (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
Section 314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.11; 4.12; 13.02
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13.04
           (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13.04
           (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13.05
           (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
Section 315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     05; 13.02
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
           (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
           (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
Section 316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . .     2.09
           (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.05
           (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.04
           (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10.04
Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.08
           (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.09
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.04
Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13.01

- --------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
                                                             ARTICLE ONE

                                              DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.             Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
SECTION 1.02.             Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        25
SECTION 1.03.             Incorporation by Reference of Trust
                             Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26
SECTION 1.04.             Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . .        26

                                                             ARTICLE TWO

                                                            THE SECURITIES

SECTION 2.01.             Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
SECTION 2.02.             Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . .        27
SECTION 2.03.             Registrar; Paying Agent; Depository . . . . . . . . . . . . . . . . . . . .        28
SECTION 2.04.             Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . . . . . . .        29
SECTION 2.05.             Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . .        29
SECTION 2.06.             Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
SECTION 2.07.             Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .        30
SECTION 2.08.             Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .        31
SECTION 2.09.             Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
SECTION 2.10.             Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
SECTION 2.11.             Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32
SECTION 2.12.             Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32
SECTION 2.13.             Book-Entry Provisions for Global
                             Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32


                                                            ARTICLE THREE

                                                              REDEMPTION

SECTION 3.01.             Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        34
SECTION 3.02.             Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . .        34
SECTION 3.03.             Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . .        34
SECTION 3.04.             Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . .        35
SECTION 3.05.             Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . .        36
SECTION 3.06.             Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . .        36


                                                             ARTICLE FOUR

                                                              COVENANTS

SECTION 4.01.             Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
SECTION 4.02.             Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . .        37

                                                                                                             Page
                                                                                                             ----
SECTION 4.03.             Limitation on Transactions with
                             Affiliates and Related Persons . . . . . . . . . . . . . . . . . . . . .        37
SECTION 4.04.             Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .        39
SECTION 4.05.             Disposition of Proceeds of Asset Sales  . . . . . . . . . . . . . . . . . .        41
SECTION 4.06.             Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . .        44
SECTION 4.07.             Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . .        47
SECTION 4.08.             Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . .        48
SECTION 4.09.             Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        48
SECTION 4.10.             Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . .        48
SECTION 4.11.             Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .        49
SECTION 4.12.             Provision of Financial Information  . . . . . . . . . . . . . . . . . . . .        49
SECTION 4.13.             Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . .        50
SECTION 4.14.             Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        50
SECTION 4.15.             Limitation on Senior Subordinated
                             Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        51
SECTION 4.16.             Limitations on Dividends and Other Payment
                             Restrictions Affecting Restricted
                             Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        52
SECTION 4.17.             Designation of Unrestricted Subsidiaries  . . . . . . . . . . . . . . . . .        53
SECTION 4.18.             Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .        54
SECTION 4.19.             Limitation on Guarantees of Indebtedness
                             by Restricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .        54
SECTION 4.20.             Limitation on Conduct of Business of
                             Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        55

                                                             ARTICLE FIVE

                                                    MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.             Merger, Sale of Assets, etc.  . . . . . . . . . . . . . . . . . . . . . . .        56
SECTION 5.02.             Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . .        57


                                                             ARTICLE SIX

                                                         DEFAULT AND REMEDIES

SECTION 6.01.             Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        58
SECTION 6.02.             Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        60
SECTION 6.03.             Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        61
SECTION 6.04.             Waiver of Past Default  . . . . . . . . . . . . . . . . . . . . . . . . . .        61
SECTION 6.05.             Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . .        62
SECTION 6.06.             Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . .        63
SECTION 6.07.             Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . .        63
SECTION 6.08.             Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . .        63
SECTION 6.09.             Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . .        64
SECTION 6.10.             Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        64
SECTION 6.11.             Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .        65

                                                                                                             Page
                                                                                                             ----
                                                            ARTICLE SEVEN

                                                               TRUSTEE

SECTION 7.01.             Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        65
SECTION 7.02.             Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        66
SECTION 7.03.             Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . .        67
SECTION 7.04.             Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . .        67
SECTION 7.05.             Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        68
SECTION 7.06.             Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . .        68
SECTION 7.07.             Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .        68
SECTION 7.08.             Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .        70
SECTION 7.09.             Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . .        71
SECTION 7.10.             Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . .        71
SECTION 7.11.             Preferential Collection of Claims Against
                             Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        71

                                                            ARTICLE EIGHT

                                                     SUBORDINATION OF SECURITIES

SECTION 8.01.             Securities Subordinated to Senior
                             Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        72
SECTION 8.02.             No Payment on Securities in Certain
                             Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        72
SECTION 8.03.             Payment Over of Proceeds upon Dissolution,
                             etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        74
SECTION 8.04.             Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        75
SECTION 8.05.             Obligations of Issuers Unconditional  . . . . . . . . . . . . . . . . . . .        76
SECTION 8.06.             Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        76
SECTION 8.07.             Reliance on Judicial Order or Certificate
                             of Liquidating Agent . . . . . . . . . . . . . . . . . . . . . . . . . .        77
SECTION 8.08.             Trustee's Relation to Senior Indebtedness . . . . . . . . . . . . . . . . .        78
SECTION 8.09.             Subordination Rights Not Impaired by Acts
                             or Omissions of the Issuers or Holders
                             of Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .        78
SECTION 8.10.             Securityholders Authorize Trustee To
                             Effectuate Subordination of Securities . . . . . . . . . . . . . . . . .        79
SECTION 8.11.             This Article Not To Prevent Events of
                             Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        79
SECTION 8.12.             Trustee's Compensation Not Prejudiced . . . . . . . . . . . . . . . . . . .        79
SECTION 8.13.             No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . .        79
SECTION 8.14.             Subordination Provisions Not Applicable to
                             Money Held in Trust for Securityholders;
                             Payments May Be Paid Prior to
                             Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        80
SECTION 8.15.             Acceleration of Securities  . . . . . . . . . . . . . . . . . . . . . . . .        80

                                                                                                             Page
                                                                                                             ----
                                                             ARTICLE NINE

                                                        DISCHARGE OF INDENTURE

SECTION 9.01.             Termination of Issuers' Obligations . . . . . . . . . . . . . . . . . . . .        80
SECTION 9.02.             Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . .        82
SECTION 9.03.             Repayment to Issuers  . . . . . . . . . . . . . . . . . . . . . . . . . . .        82
SECTION 9.04.             Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        82

                                                             ARTICLE TEN

                                                 AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.            Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . .        83
SECTION 10.02.            With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . .        85
SECTION 10.03.            Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . .        86
SECTION 10.04.            Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        86
SECTION 10.05.            Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . .        87
SECTION 10.06.            Trustee To Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . . .        87

                                                            ARTICLE ELEVEN

                                                         SUBSIDIARY GUARANTEE

SECTION 11.01.            Unconditional Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . .        88
SECTION 11.02.            Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        89
SECTION 11.03.            Release of a Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . .        89
SECTION 11.04.            Limitation of Subsidiary Guarantor's
                             Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        90
SECTION 11.05.            Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        90
SECTION 11.06.            Execution of Subsidiary Guarantee . . . . . . . . . . . . . . . . . . . . .        91
SECTION 11.07.            Additional Subsidiary Guarantors  . . . . . . . . . . . . . . . . . . . . .        91
SECTION 11.08.            Subordination of Subrogation and Other
                             Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        92

                                                            ARTICLE TWELVE

                                                      SUBORDINATION OF GUARANTEE

SECTION 12.01.            Guarantee Obligations Subordinated to
                             Subsidiary Guarantor Senior Debt . . . . . . . . . . . . . . . . . . . .        92
SECTION 12.02.            No Payment on Subsidiary Guarantees in
                             Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . .        92
SECTION 12.03.            Payment Over of Proceeds upon Dissolution,
                             etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        94
SECTION 12.04.            Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        96
SECTION 12.05.            Obligations of Subsidiary Guarantors
                             Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        96
SECTION 12.06.            Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        97

                                                                                                           Page
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
SECTION 12.07.            Reliance on Judicial Order or Certificate
                             of Liquidating Agent . . . . . . . . . . . . . . . . . . . . . . . . . .       98
SECTION 12.08.            Trustee's Relation to Guarantor Senior
                             Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       99
SECTION 12.09.            Subordination Rights Not Impaired by Acts
                             or Omissions of the Subsidiary Guarantors
                             or Holders of Guarantor Senior
                             Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       99
SECTION 12.10.            Securityholders Authorize Trustee To
                             Effectuate Subordination of Guarantee  . . . . . . . . . . . . . . . . .       99
SECTION 12.11.            This Article Not To Prevent Events of
                             Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      100
SECTION 12.12.            Trustee's Compensation Not Prejudiced . . . . . . . . . . . . . . . . . . .      100
SECTION 12.13.            No Waiver of Subsidiary Guarantee
                             Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . .      100
SECTION 12.14.            Payments May Be Paid Prior to Dissolution . . . . . . . . . . . . . . . . .      100

                                                           ARTICLE THIRTEEN

                                                            MISCELLANEOUS

SECTION 13.01.            Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . .      101
SECTION 13.02.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      101
SECTION 13.03.            Communications by Holders with Other
                             Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      102
SECTION 13.04.            Certificate and Opinion as to Conditions
                             Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      103
SECTION 13.05.            Statements Required in Certificate or
                             Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      103
SECTION 13.06.            Rules by Trustee, Paying Agent, Registrar . . . . . . . . . . . . . . . . .      104
SECTION 13.07.            Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      104
SECTION 13.08.            No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . .      104
SECTION 13.09.            Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      104
SECTION 13.10.            Counterpart Originals . . . . . . . . . . . . . . . . . . . . . . . . . . .      104
SECTION 13.11.            Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      104
SECTION 13.12.            No Adverse Interpretation of Other
                             Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      105
SECTION 13.13.            Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      105

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      106

EXHIBIT A - Form of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      A-1
EXHIBIT B - Form of Subsidiary Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      B-1
EXHIBIT C - Form of Book Entry Legend and
               Schedule for Exchanges of Global
               Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       C-1

- --------------------
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                 INDENTURE dated as of October __, 1996, among FRONTIERVISION OPERATING PARTNERS, L.P., a Delaware limited partnership (the "Company"), FRONTIERVISION CAPITAL CORPORATION, a Delaware corporation ("Capital" and together with the Company, the "Issuers"), and COLORADO NATIONAL BANK, as trustee.

                 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the ______% Senior Subordinated Notes due 2006 of the Issuers:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

                 "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary.

                 "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

                 "Advisory Committee" means the Advisory Committee of the General Partner established pursuant to the provisions of Article VI of the First Amended and Restated Agreement of Limited Partnership of the General Partner, as amended to the date of issuance of the Securities.

                 "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Registrar, Paying Agent or co-Registrar. See Section 2.03.

                 "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

                 "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary, (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary,
(iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.18, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and (iii) any transaction consummated in compliance with
Section 4.06. In addition, solely for purposes of Section 4.05, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions involving assets
with a Fair Market Value not in excess of $        shall be deemed not to be an
Asset Sale.

                 "Board of Directors" means (i) in the case of a Person that is a partnership, the board of directors of such Person's corporate general partner (or if such general partner is itself a partnership, the board of directors of such general partner's corporate general partner), (ii) in the case of a Person that is a corporation, the board of directors of such Person and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person. By way of illustration, as of the date of this Indenture, any reference herein to the Board of Directors of any of the Company, FVP or FVP GP means the board of directors of FV Inc.

                 "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.

                 "Capitalized Lease Obligation" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such person as determined in accordance with GAAP.

                 "Cash Equivalents" means (i) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, time deposit, money market account or bankers' acceptance maturing not more than six months after the date of acquisition issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor rating agency and (iii) commercial paper maturing not more than three months after the date of acquisition issued by any corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor rating agency.

                 "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the outstanding Voting Equity Interests of the Company, the General Partner, FVP GP or FV Inc., as the case may be; (b) the Company, the General Partner, FVP GP or FV Inc., as the case may be, consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, the General Partner, FVP GP or FV Inc., as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company, the General Partner, FVP GP or FV Inc., as the case may be, are converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Equity Interests of the Company, the General Partner, FVP GP or FV Inc., as the case may be, are converted into or exchanged for Voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee Person and, immediately after such transaction, the Permitted Holders or the holders of the Voting Equity Interests of the Company, the General Partner, FVP GP or FV Inc., as the case may be, immediately prior thereto own, directly or indirectly, more than 50% of the total voting power of the outstanding Voting Equity Interests of the surviving or transferee Person; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company, the General Partner, FVP GP or FV Inc., as the case may be (together with any new directors whose election to such Board of Directors was approved by the Permitted Holders or by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company, the General Partner, FVP GP or FV Inc., as the case may be, then in office in any such case in connection with any actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; (d) any Person or Persons, other than Permitted Holders, is or becomes entitled to appoint or designate 25% or more of the members of the Advisory Committee; or (e) the admission of any Person as a general partner of the Company, the General Partner or FVP GP, as the case may be, after which the General Partner, FVP GP or FV Inc., as the case may be, does not have the sole power to take all of the actions it is entitled or required to take under the limited partnership agreement of the Company, the General Partner or FVP GP, as the case may be, as in effect on the Issue Date; provided, however, that a Change of Control will be deemed not to have occurred in any of the foregoing circumstances (i) with respect to FV Inc. (either in its own capacity or in its capacity as a direct or indirect corporate general partner of any other Person), (ii) with respect to or as a result of the conversion of the general partnership interest of FVP GP in the General Partner into a limited partnership interest, or (iii) with respect to the events in clause (e) if the change, event or condition giving rise thereto has been approved by the Permitted Holders holding a majority in interest of the total outstanding Equity Interests of the General Partner held by the Permitted Holders.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                 "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts),
(c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" means with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period, (ii) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted

Subsidiary, to the provisions of clause (v) of this definition), (iii) the portion of such net income (or loss) allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (v) of this definition),
(iv) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

                 "Consolidated Net Worth" with respect to any Person means the equity of the holders of Qualified Equity Interests of such Person and its Restricted Subsidiaries, as reflected in a balance sheet of such Person determined on a consolidated basis and in accordance with GAAP.

                 "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (i) Consolidated Income Tax Expense accrued according to GAAP for such period to the extent deducted in determining Consolidated Net Income for such period; (ii) Consolidated Interest Expense (other than dividends on Preferred Equity Interests) for such period to the extent deducted in determining Consolidated Net Income for such period; and (iii) depreciation, amortization and any other non- cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Issuers.

                 "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

                 "Debt to Operating Cash Flow Ratio" means the ratio of (i) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (ii) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (v) of the definition of Consolidated Net Income.

                 "Default" means any event that is or with the passing of time or giving of notice or both would be an Event of Default.

                 "Depository" means, with respect to Securities issued in the form of one or more Global Securities, DTC or another Person designated as Depository by the Issuers, which Person must be a clearing agency registered under Section 17A of the Exchange Act.

                 "Designated Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, (i) any Indebtedness of such Subsidiary Guarantor outstanding under the Senior Credit Facility and (ii) any other Guarantor Senior Indebtedness of such Subsidiary Guarantor which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million.

                 "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million.

                 "Designation" has the meaning set forth in Section 4.17.

                 "Designation Amount" has the meaning set forth in Section
4.17.

                 "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                 "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

                 "DTC" means The Depository Trust Company.

                 "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

                 "Equity Market Capitalization" of any Person, means the aggregate market value of the outstanding Equity Interests (other than Preferred Equity Interests and excluding any such Equity Interests held in treasury by such Person) of such Person of a class that is listed or admitted to unlisted trading privileges on a United States national securities exchange or included for trading on the Nasdaq National Market System. For purposes of this definition the "market value" of any such Equity Interest shall be the average of the high and low sale prices, or if no sales are reported, the average of the closing bid and ask prices, as reported in the composite transactions or the principal national securities exchange on which such Equity Interests are listed or admitted to trading or, if such Equity Interests are not listed or admitted to trading on a national securities exchange, as reported by Nasdaq, for each trading day in a 20 consecutive trading day period ending not more than 45 days prior to the date such Person commits to make an investment in the Equity Interests of the Company.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                 "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

                 "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of FV Inc., acting in good faith, and shall be evidenced by resolutions of the Board of Directors of FV Inc. delivered to the Trustee.

                 "FV Inc." means FrontierVision Inc., a Delaware corporation.

                 "FVP GP" means FVP GP, L.P., a Delaware limited partnership.

                 "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

                 "General Partner" means FrontierVision Partners, L.P., a Delaware limited partnership.

                 "Global Security" means a Security evidencing all or part of the Securities issued to the Depository in accordance with Section 2.13 and bearing the legend described in Exhibit C.

                 "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

                 "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, at any date, (i) all Obligations of such Subsidiary Guarantor under the Senior Credit Facility, (ii) all Interest Rate Protection Obligations, (iii) all Obligations of such Subsidiary Guarantor under stand-by letters of credit and (iv) all other Indebtedness of such Subsidiary Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of such Subsidiary Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (i) to the extent that it may constitute

Indebtedness, any Obligation for federal, state, local or other taxes, (ii) any Indebtedness among or between such Subsidiary Guarantor and the Company or any Subsidiary of such Subsidiary Guarantor or the Company, (iii) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business, (iv) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (iv) if (I) the holder(s) of such Indebtedness or their representative or such Subsidiary Guarantor shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of such Subsidiary Guarantor) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Senior Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from such Subsidiary Guarantor to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture, (v) Indebtedness evidenced by the Subsidiary Guarantee, (vi) Indebtedness of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor, (vii) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements and (viii) any obligation that by operation of law is subordinate to any general unsecured obligations of such Subsidiary Guarantor.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

                 "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with the Company or any Restricted Subsidiary), whether or not such

Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

                 "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person, (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, and (viii) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) through
(vii) above. Indebtedness (i) shall never be calculated taking into account any cash and cash equivalents held by such Person, (ii) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents,
(iii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination, (iv) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary and (v) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business, including in connection with the requirements of cable television franchising authorities, and otherwise consistent with industry practice.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Independent Financial Advisor" means a nationally recognized investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of FV Inc., is otherwise independent and qualified to perform the task for which it is to be engaged.

                 "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

                 "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                 "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                 "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise) or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person.

                 "Issue Date" means the original issue date of the Securities, October [ ], 1996.

                 "Issuer Request" or "Issuer Order" means a written request or order signed in the name of each of the Issuers by its respective Chairman of the Board, Vice Chairman of the Board, President or a Vice President, and by its respective Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrances of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                 "Material Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the SEC.

                 "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                 "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) amounts deemed, in good faith, appropriate by the Board of Directors of FV Inc. to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve) and (v) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

                 "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

                 "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)      the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

(4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

(5) that the holder may tender all or any portion of the Securities registered in the name of such holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

(6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

(10) that holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Security the holder tendered, the certificate number of the Security the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

(11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

(12) that in the case of any holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                 "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of such Person.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of each of FV Inc. and Capital complying with Sections 13.04 and 13.05; provided, however, that when the terms of this Indenture require the delivery of an Officers' Certificate of the Company only, such Officers' Certificate shall mean a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of FV Inc. complying with Sections 13.04 and 13.05.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

                 "Permitted Holders" means any of (a) the General Partner, FVP GP or FV Inc. for so long as a majority of the voting power of the Voting Equity Interests of such Person is beneficially owned by any of the Persons listed in the other clauses of this definition, (b) James C. Vaughn, the President and Chief Executive Officer of FV Inc. on the Issue Date, (c) John S. Koo, the Senior Vice President and Chief Financial Officer of FV Inc. on the Issue Date, (d) any of J.P. Morgan Investment Corporation, a Delaware corporation, Olympus Cable, Inc., a Delaware corporation, First Union Capital Partners, Inc., a Virginia corporation, and 1818 II Cable Corp., a Delaware corporation, (e) any Person controlling, controlled by or under common control with any other Person described in clauses (a) - (d) of this definition and (f) (i) the spouse or children of any Person named in clause (b) or (c) of this definition and any trust for the benefit of any such Persons or their respective spouses or children; provided, however, that with respect to any such trust, such Persons have the sole right to direct and control such trust and any Voting Equity Interest owned by such trust, and (ii) any such Person's estate, executor, administrator and heirs.

                 "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;
(d) Interest Rate Protection Obligations; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.05 not to exceed 25% of the total consideration for such Asset Sales; (f) transactions with officers, directors and employees of the Company, the General Partner, FVP GP, FV Inc. or any Restricted Subsidiary entered into in ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment for which the sole consideration provided is Qualified Equity Interests of the Company; and
(i) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee permitted under clause (e) of Section 4.04.

                 "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

                 "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith and by appropriate proceedings;
(c) Liens existing on the Issue Date; (d) Liens securing only the Securities;
(e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section
4.04 and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); and (k) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                 "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                 "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

                 "Public Equity Offering" means, with respect to any Person, a public offering by such Person of some or all of its Qualified Equity Interests, the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $25.0 million.

                 "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

                 "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

                 "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

                 "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

                 "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

                 "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                 "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

                 "Restricted Investment" means any Investment other than a Permitted Investment.

                 "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of FV Inc., by a resolution of the Board of Directors of FV Inc. delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.17. Any such designation may be revoked by a resolution of the Board of Directors of FV Inc. delivered to the Trustee, subject to the provisions of such covenant.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the ______% Senior Subordinated Notes due 2006, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

                 "Securities Custodian" means Colorado National Bank, as custodian with respect to the Securities in global form, or any successor entity thereto.

                 "Senior Credit Facility" means the Amended and Restated Credit Agreement, dated as of April 9, 1996, between the Company, the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Syndication Agent, and CIBC Inc., as Managing Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and security agreements and other instruments and agreements executed in connection therewith.

                 "Senior Indebtedness" means, at any date, (i) all Obligations of the Company under the Senior Credit Facility, (ii) all Interest Rate Protection Obligations, (iii) all Obligations of the Company under stand-by letters of credit and (iv) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions,
modifications, amendments or refinancings thereof.   Notwithstanding the
foregoing, Senior Indebtedness shall not include (i) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company and any Subsidiary of the Company, (iii) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business,
(iv) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such

Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (iv) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Senior Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture, (v) Indebtedness evidenced by the Securities, (vi) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company, (vii) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements and (viii) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

                 "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (8) of Section 6.01 has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

                 "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                 "Strategic Equity Investment" means the issuance and sale of Qualified Equity Interests of the Company for net proceeds to the Company of at least $25.0 million to a Person engaged primarily in the cable television, wireless cable television, telephone, or interactive television business that has an Equity Market Capitalization of at least $_____ million.

                 "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

                 "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

                 "Subsidiary Guarantee" has the meaning set forth in Section
4.19.

                 "Subsidiary Guarantor" means any Subsidiary of the Company that enters into a Subsidiary Guarantee.

                 "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 10.03.

                 "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.17. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

                 "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

                 "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02.  Other Definitions.

                          Term                                                       Defined in Section
                          ----                                                       ------------------
         "Affiliate Transaction"                                                             4.03
         "Bankruptcy Law"                                                                    6.01
         "Custodian"                                                                         6.01
         "Event of Default"                                                                  6.01
         "Funding Guarantor"                                                                11.05
         "Guarantor Blockage Period"                                                        12.02(a)
         "Guarantor Payment Blockage Notice"                                                12.02(a)
         "Other Indebtedness"                                                                4.19
         "Participants"                                                                      2.13
         "Paying Agent"                                                                      2.03
         "Payment Blockage Notice"                                                           8.02(a)
         "Payment Blockage Period"                                                           8.02(a)

         "Permitted Indebtedness"                                                            4.04
         "Physical Securities"                                                               2.13
         "Registrar"                                                                         2.03
         "Required Filing Date"                                                              4.12
         "Restricted Payment"                                                                4.06
         "Revocation"                                                                        4.17
         "United States Government Obligation"                                               9.01
         "Unutilized Net Cash Proceeds"                                                      4.05

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" or "obligors" on the indenture securities means the Issuers or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.  Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    Form and Dating.

                 The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Any notations, legends or endorsements not contained in the form of Security contained in Exhibit A shall be delivered in writing to the Trustee. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.    Execution and Authentication.

                 Two Officers shall sign the Securities for each of the Issuers by facsimile signature.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $200,000,000, upon a written order signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of each of the Issuers. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000 except as provided in Section 2.07.

                 The Securities shall initially be issued in the form of one or more permanent Global Securities, substantially in the form set forth in Exhibit A. Global Securities shall be registered in the name of a nominee of
the Depository and deposited with the Trustee, at its            office, in its
capacity as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Security shall evidence such of the outstanding Securities as shall be specified therein and each shall provide that it shall evidence the aggregate principal amount of outstanding Securities from time to time endorsed thereon, and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, redemptions, and other similar transactions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.    Registrar; Paying Agent; Depository.

                 The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Issuers may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

                 The Issuers initially appoint the Trustee as Registrar and Paying Agent. The Issuers shall give written notice to the Trustee in the event that either of the Issuers decides to act as Registrar or Paying Agent.

                 The Issuers initially appoint DTC to act as Depository with respect to any Global Securities and initially appoint the Trustee to act as Securities Custodian with respect to any Global Securities.

SECTION 2.04.    Paying Agent To Hold Money in Trust.

                 The Issuers shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Issuers or any other obligor on the Securities), and the Issuers and the Paying Agent shall each notify the Trustee of any default by either of the Issuers (or any other obligor on the Securities) in making any such payment. If either of the Issuers or a Subsidiary of either of the Issuers acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.    Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.    Transfer and Exchange.

                 Subject to the provisions of Section 2.13, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities. The date of any Security issued pursuant to this Section 2.06 shall be the date of such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange, but the Issuers may require from the Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to an Offer to Purchase or Section 2.10, 3.06 or 10.05, in which event the Issuers shall be responsible for the payment of such taxes).

                 Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system (as described in Section 2.13) maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION 2.07.    Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond in an amount sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee or the Issuers. The Issuers and the Trustee each may charge such Holder for its expenses in replacing such Security.

                 Every replacement Security is an additional obligation of the Issuers.

SECTION 2.08.    Outstanding Securities.

                 Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as provided in paragraph 5(b) of the Securities, a Security does not cease to be outstanding because either of the Issuers or an Affiliate of either of the Issuers holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent (other than either of the Issuers, a Subsidiary of either of the Issuers or an Affiliate of either of the Issuers) holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Issuers, any Subsidiary Guarantor or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.  Temporary Securities.

                 Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.    Cancellation.

                 The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. Except as provided in Section 2.07, the Issuers may not issue new Securities to replace, or reissue or resell, Securities which the Issuers have redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to destroy cancelled Securities.

SECTION 2.12.    Defaulted Interest.

                 If the Issuers default in a payment of interest on the Securities, they shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Issuers shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.    Book-Entry Provisions for Global Securities.

                 (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository,
(ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                 Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                 (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for certificated Securities ("Physical Securities") in accordance with the rules and procedures of the Depository. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Issuers within 30 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                 (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred or exchanged, and the Issuers shall execute (and any Subsidiary Guarantor shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officers' Certificate from each of the Issuers, shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                 (d) In connection with the transfer or exchange of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute (and any Subsidiary Guarantor shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officers' Certificate from each of the Issuers, shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                 (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee.

                 If the Issuers are to effect the redemption of any Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth therein, they shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                 The Issuers shall give the notice provided for in this Section
3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.    Selection of Securities To Be Redeemed.

                 If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.    Notice of Redemption.

                 At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the CUSIP number;

                 (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                 (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (6) that, unless the Issuers default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender of such Securities to the Paying Agent; and

                 (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                 At the Issuers' request, the Trustee shall give the notice of redemption on behalf of the Issuers, in the Issuers' name and at the Issuers' expense.

SECTION 3.04.  Effect of Notice of Redemption.

                 Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05.  Deposit of Redemption Price.

                 At least one Business Day before the redemption date, the Issuers shall deposit with the Paying Agent (or if either of the Issuers is the Paying Agent, such Issuer shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

SECTION 3.06.  Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.

                 The Issuers shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of the Issuers) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                 The Issuers shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Issuers shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

                 Payments of the principal of and interest on any Global Securities will be made to the Depository or its nominee, as the case may be, as the registered owner thereof. None of the Issuers, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

SECTION 4.02.  Maintenance of Office or Agency.

                 The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

                 The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.  Limitation on Transactions with
               Affiliates and Related Persons.

                 The Company will not, and will not permit, cause or suffer any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Equity Interests of the Company or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party, (b) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million, a majority of the disinterested members of the Board of Directors of FV Inc. shall have approved such transaction and determined that such transaction complies with the foregoing provisions and (c) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value of $25.0 million or more, the Company shall have obtained a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view.

                 Notwithstanding the foregoing, the restrictions set forth in this Section 4.03 shall not apply to (i) transactions with or among the Company and the Wholly Owned Restricted Subsidiaries, (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law, (iii) the Agreement of Limited Partnership of the Company as in effect on the Issue Date, including any amendment or extension thereof that does not otherwise violate any other covenant set forth in this Indenture, and any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date),
(iv) the issue and sale by the Company to its partners or stockholders of Qualified Equity Interests, (v) any Restricted Payments made in compliance with
Section 4.06 (including without limitation the making of any payments or distributions permitted to be made in accordance with clauses (i) through (vi) of the penultimate paragraph of Section 4.06), (vi) loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices, (vii) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company and its Subsidiaries in the ordinary course, (viii) the Incurrence of intercompany Indebtedness permitted pursuant to clause (d) under the definition of "Permitted Indebtedness" set forth in
Section 4.04 and (ix) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof and (x) the Senior Credit Facility.

SECTION 4.04.  Limitation on Indebtedness.

                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness and the Company or any Restricted Subsidiary may issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to (i) 7.0 to
1.0 if the date of such Incurrence is on or before December 31, 1997 and (ii)
6.75 to 1.0 thereafter.

                 The foregoing limitations will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

                 (a)      Indebtedness under the Securities and this Indenture;

                 (b) Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding on the Issue Date;

                 (c) Indebtedness under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed
         the sum of (A) $       million, which amount shall be reduced by (x)
         any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof), plus (B) any amounts outstanding under the Senior Credit Facility that utilize subparagraph (i) of this paragraph of Section 4.04;

                 (d) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Wholly Owned Restricted Subsidiary and
         (y) Indebtedness of the Company owed to and held by any Wholly Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Issuers' obligations under any Senior Indebtedness, this Indenture and the Securities; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any

         Indebtedness of the Company or a Wholly Owned Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or a Wholly Owned Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of a Wholly Owned Restricted Subsidiary which holds Indebtedness of the Company or another Wholly Owned Restricted Subsidiary such that such Wholly Owned Restricted Subsidiary ceases to be a Wholly Owned Restricted Subsidiary or (iii) designation of a Wholly Owned Restricted Subsidiary which holds Indebtedness of the Company as an Unrestricted Subsidiary;

                 (e) guarantees by any Restricted Subsidiary of Indebtedness of the Company;

                 (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary, as the case may be (which Indebtedness
         (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this Section 4.04); provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                 (g) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any Restricted Subsidiary which do not
         exceed $     million in the aggregate at any one time outstanding;

                 (h) Indebtedness or Disqualified Equity Interests of the Company or any Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests of the Company or any Restricted Subsidiary Incurred in compliance with the Debt to Operating Cash Flow Ratio of the first paragraph of this Section 4.04 or clause (a) or (b) of this paragraph of this Section 4.04; provided, however, that (i) Indebtedness or Disqualified Equity Interests of the Company may not be refinanced under this clause (h) with Indebtedness or Disqualified Equity Interests of any Restricted Subsidiary, (ii) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness or Disqualified Equity Interests provide for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness or Disqualified Equity

         Interests being refinanced plus the amount of accrued interest or dividends thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (iii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and (iv) Indebtedness that is pari passu with the Securities may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities and Subordinated Indebtedness or Disqualified Equity Interests may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests; and

                 (i) in addition to the items referred to in clauses (a) through (h) above, Indebtedness of the Company (including any Indebtedness under the Senior Credit Facility that utilizes this clause (i)) having an aggregate principal amount not to exceed $ million at any time outstanding.

SECTION 4.05.  Disposition of Proceeds of Asset Sales.

                 (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) either (A) at least 75% of such consideration consists of cash or Cash Equivalents or (B) at least 75% of such consideration consists of (x) properties and capital assets (including franchises and licenses required to own or operate such properties) to be used in the same lines of business being conducted by the Company or any Restricted Subsidiary at such time or (y) Equity Interests in one or more Persons which thereby become Wholly Owned Restricted Subsidiaries whose assets consist primarily of such properties and capital assets. The amount of any (i) liabilities of the Company or any Restricted Subsidiary that are actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted (or are converted within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

                 The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment; provided, however, that if Indebtedness under the revolving credit portion of the Senior Credit Facility is repaid, the Company need not reduce the commitments for such revolving credit portion, or (ii) commit in writing to acquire, construct or improve properties and capital assets (including franchises and licenses required to own or operate any such assets or properties) to be used in the same line of business being conducted by the Company or any Restricted Subsidiary at such time and so apply such Net Cash Proceeds within 365 days of the receipt thereof.

                 To the extent all or part of the Net Cash Proceeds of any Asset Sale are not so applied within 365 days of such Asset Sale (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 30 days of such 365th day, make an Offer to Purchase from all Holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph. In the event that any other Indebtedness of the Company which ranks pari passu with the Securities requires the repayment or prepayment thereof, or an offer to purchase to be made to repurchase such Indebtedness, upon the consummation of any Asset Sale, the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Offer to Purchase to repay, prepay or offer to purchase such other Indebtedness and to an Offer to Purchase pro rata based upon the aggregate principal amount of the Securities then outstanding and the aggregate principal amount (or accreted amount, if less) of such other
Indebtedness then outstanding.   The Offer to Purchase shall remain open for a
period of 20 Business Days or such longer period as may be required by law. To the extent the aggregate amount of Securities tendered pursuant to the Offer to Purchase exceeds the Unutilized Net Cash Proceeds, Securities shall be purchased among Holders on a proportionate basis (based on the relative aggregate principal amounts validly tendered for purchase by Holders thereof). To the extent the Unutilized Net Cash Proceeds exceeds the aggregate amount of Securities tendered by the Holders of the Securities pursuant to the Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture.

                 In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

                 (b) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 4.05(a) not more than 395 days after consummation of the Asset Sale resulting in the Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration of the Offer among tendering Holders if the aggregate amount of Securities tendered exceeds the Unutilized Net Cash Proceeds.

                 (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 4.05, the Company shall deliver to the Trustee an Officers' Certificate as to the Purchase Amount.

                 On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof validly tendered pursuant to such Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the

Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

SECTION 4.06.  Limitation on Restricted Payments.

                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

                   (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than payments or distributions made to the Company or a Wholly Owned Restricted Subsidiary and dividends or distributions payable solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary);

                 (iii) purchase, redeem, defease or retire for value more than one year prior to the stated maturity thereof any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or

                  (iv) make any Investment (other than Permitted Investments) in any Person (other than in the Company, a Wholly Owned Restricted Subsidiary or a Person that becomes a Wholly Owned Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Wholly Owned Restricted Subsidiary (provided the Company or a Wholly

         Owned Restricted Subsidiary is the survivor), as a result of or in connection with such Investment)

(such payments or any other actions (other than Permitted Investments) described in (i), (ii), (iii) and (iv) collectively, "Restricted Payments"), unless

                 (a) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to such Restricted Payment;

                 (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; and

                 (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) the difference between (x) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (y) 140% of cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment, plus (2) the aggregate net proceeds (with the value of any non-cash proceeds to be the Fair Market Value thereof as determined by an Independent Financial Advisor) received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accrued or accreted amount, if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Available Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment and

         (ii) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment, plus (5) the Company's proportionate interest in the lesser of the Fair Market Value or the net worth of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.17 not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus (6) the Designation Amount with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with
         Section 4.17.

The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the retirement of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (iii) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Securities; (iv) the payment of any dividend or distribution on Equity Interests of the Company or any Restricted Subsidiary to the extent necessary to permit the direct or indirect beneficial owners of such Equity Interests to pay federal and state income tax liabilities arising from income of the Company or such Restricted Subsidiary and attributable to them solely as a result of the Company or such Restricted Subsidiary (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or similar pass-through entity for federal income tax purposes; (v) so long as no Default or Event of Default has occurred and is continuing, any Investment made out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); or (vi) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed
$        in any calendar year.

                 In determining the amount of Restricted Payments permissible under this Section 4.06, amounts expended pursuant to clauses (i) and (vi) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii) through (v) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07.  Corporate Existence.

                 Subject to Article Five, the Issuers shall do or shall cause to be done all things necessary to preserve and keep in full force and effect their respective corporate or partnership existence, as the case may be, and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory), licences and franchises of the Issuers and the Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate or partnership existence of any Restricted Subsidiary, if the Board of Directors of FV Inc. shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of

Directors of FV Inc. shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08.  Payment of Taxes and Other Claims.

                 The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon either of the Issuers or any of their Restricted Subsidiaries or upon the income, profits or property of either of the Issuers or any of their Restricted Subsidiaries and
(2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien (other than a Permitted Lien) upon the property, of either Issuer or any of their Restricted Subsidiaries; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves or other provision has been made.

SECTION 4.09.  Notice of Defaults.

                 (1) In the event that any Indebtedness of either of the Issuers or any of their Restricted Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Issuers shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Issuers are taking or propose to take with respect thereto.

                 (2) Upon becoming aware of any Default or Event of Default, the Issuers shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.  Maintenance of Properties.

                 The Company shall cause all material properties owned by or leased to it or any of its Restricted Subsidiaries and used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of FV Inc. or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Restricted Subsidiaries) of the Company or such Restricted Subsidiary having responsibility for any such property, desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11.  Compliance Certificate.

                 The Issuers shall deliver to the Trustee within 100 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of each of the Issuers stating that a review of the activities of the Issuers has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Issuers are taking or propose to take with respect thereto. The first certificate to be delivered by the Issuers pursuant to this Section
4.11 shall be for the fiscal year ending December 31, 1996.

SECTION 4.12.  Provision of Financial Information.

                 Whether or not the Issuers are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuers shall file with the SEC the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Issuers were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would have been required so to file such documents if the Issuers were so required. The Issuers shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to file with the SEC) (i) transmit by mail to all holders of Securities, as their names and addresses appear in the note register, without cost to such holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Issuers are required to file with the SEC pursuant to the preceding sentence or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Issuers with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Issuers shall not be obligated to file any such reports with the SEC if the SEC does not permit such filings for all companies similarly situated other than due to any action or inaction by the Issuers.
The Issuers will also comply with Section 314(a) of the TIA.

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.

                 Each of the Issuers and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive either of the Issuers or such Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuers and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.  Change of Control.

                 (a) The Company shall, within 30 days following the date of consummation of a transaction resulting in a Change of Control, commence an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of their principal amount plus accrued and unpaid interest to the Purchase Date. Such Offer to Purchase will be consummated not earlier than

30 days and not later than 65 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must bear an integral multiple of $1,000 principal amount.

                 (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder.
Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                 In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

SECTION 4.15.  Limitation on Senior Subordinated Indebtedness.

                 (a) The Issuers shall not directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Indebtedness.

                 (b) The Company shall not permit any Subsidiary Guarantor to and no Subsidiary Guarantor will, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor.

SECTION 4.16.    Limitations on Dividends and Other Payment
                 Restrictions Affecting Restricted Subsidiaries.

                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Senior Credit Facility or other agreements of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings (collectively, a "refinancing") thereof; provided, however, that such refinancings are no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Senior Credit Facility on the Issue Date, (ii) applicable law, (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person, (iv) customary non-assignment provisions in leases or cable television franchises entered into in the ordinary course of business and consistent with past practices, (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired, (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.05 to the extent applicable thereto, (vii) refinancing Indebtedness permitted under clause (h) of Section 4.04; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (viii) this Indenture or (ix) any such encumbrance or restriction existing under any other agreement, instrument or document hereafter in effect; provided, however, that the terms and conditions of any such encumbrance or restriction are not more restrictive than those contained in the Senior Credit Facility as in effect on the Issue Date.

SECTION 4.17.  Designation of Unrestricted Subsidiaries.

                 The Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                 (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                 (b) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of
         Section 4.04; and

                 (c) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 4.06 in an amount (the "Designation Amount") equal to the Company's proportionate interest in the Fair Market Value of such Subsidiary on such date.

                 Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of this Indenture, including, without limitation, pursuant to Sections 4.04 and 4.06.

                 The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

                 (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                 (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

                 All Designations and Revocations must be evidenced by resolutions of the Board of Directors of FV Inc., on behalf of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.18.  Limitation on Liens.

                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness or any guarantee of Senior Indebtedness by any Restricted Subsidiary and (ii) Permitted Liens.

SECTION 4.19. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

                 In the event that any Restricted Subsidiary (other than a Subsidiary Guarantor), directly or indirectly, guarantees any Indebtedness of the Company other than the Securities (the "Other Indebtedness"), the Company shall cause such Restricted

Subsidiary to concurrently guarantee (a "Subsidiary Guarantee") the Company's Obligations under this Indenture and the Securities to the same extent that such Restricted Subsidiary guaranteed the Company's Obligations under the Other Indebtedness (including waiver of subrogation, if any); provided, however, that if such Other Indebtedness is (i) Senior Indebtedness, the Subsidiary Guarantee shall be subordinated in right of payment to all Guarantor Senior Indebtedness (which shall include such guarantee of such Other Indebtedness) pursuant to the subordination provisions of Article Twelve, (ii) Senior Subordinated Indebtedness, the Subsidiary Guarantee shall be pari passu in right of payment with the guarantee of the Other Indebtedness, or (iii) Subordinated Indebtedness, the Subsidiary Guarantee shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Subsidiary Guarantees to the same extent and in the same manner as the Securities are subordinated to Senior Indebtedness); provided, further, however, that each Subsidiary issuing a Subsidiary Guarantee will be automatically and unconditionally released and discharged from its obligations under such Subsidiary Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Subsidiary Guarantor. The Company shall cause each Restricted Subsidiary issuing a Subsidiary Guarantee to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in Article Eleven and Article Twelve, (ii) execute and deliver a Subsidiary Guarantee substantially in the form of Exhibit B hereto and (iii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Subsidiary Guarantor for all purposes of this Indenture.

SECTION 4.20.  Limitation on Conduct of Business of Capital.

                 Capital will not own any operating assets or other properties or conduct any business other than to serve as an Issuer and an obligor on the Securities.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Sale of Assets, etc.

                 (a) The Issuers will not consolidate with or merge with or into (whether or not such Issuer is the Surviving Person) any other entity and the Issuers will not and will not permit any of their respective Restricted Subsidiaries to sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of such Issuer's properties and assets (determined, in the case of the Company, on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) such Issuer shall be the Surviving Person or (y) the Surviving Person (if other than such Issuer) shall be, in the case of Capital, a corporation or, in any other case, a corporation, partnership, limited liability company, limited liability limited partnership or trust organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Issuers; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; and (iv) immediately thereafter the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of such Issuer immediately prior to such transaction.

                 (b) Subject to the requirements of the immediately preceding paragraph, in the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor, if all of its Equity Interests are sold, shall be released and relieved of any and all obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if (i) the Person or entity surviving such merger or consolidation or acquiring the Equity Interests of such Subsidiary Guarantor is not a Restricted Subsidiary, and (ii) the Net Cash Proceeds from such sale are used after such sale in a manner that complies with the provisions of Section 4.05. Except as provided in the preceding sentence, no Subsidiary Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Subsidiary Guarantor and whether or not such Subsidiary Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation, partnership, limited liability company, limited liability limited partnership or trust organized or existing under the laws of the United States, any State thereof or the District of Columbia, (ii) the Surviving Person (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing, and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Subsidiary Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries.

SECTION 5.02.  Successor Corporation Substituted.

                 In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which an Issuer or any Subsidiary Guarantor is not the Surviving Person and the Surviving Person is to assume all the obligations of such Issuer or any such Subsidiary Guarantor under the Securities and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Subsidiary Guarantor, as the case may be, and such Issuer or such Subsidiary Guarantor, as the case may be, shall be discharged from its obligations under this Indenture, the Securities or its Subsidiary Guarantee, as the case may be.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

                 Each of the following shall be an "Event of Default":

                 (1) failure to pay interest on any Securities when the same becomes due and payable and such Default continues for a period of 30 days, whether or not such payment is prohibited by Article Eight hereof;

                 (2) failure to pay the principal of any Securities when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by Article Eight hereof;

                 (3) failure to perform or comply with any of the provisions of Section 4.05, 4.14 or 5.01;

                 (4) failure to observe or perform any other covenant, warranty or agreement contained in the Securities or this Indenture, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

                 (5) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or the failure to pay principal when due at the stated maturity of any such Indebtedness;

                 (6) there shall have been any final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount of $10 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                 (7) any holder or holders of at least $10 million in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary, after a default under such Indebtedness, shall notify the Trustee of the intended sale or disposition of any assets of the Company or any

         Restricted Subsidiary with an aggregate Fair Market Value (as determined in good faith by the Board of Directors of FV Inc.) of at least $2 million that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of setoff), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements) which continues for five Business Days after notice has been given to the Company and the representative of such Indebtedness and Indebtedness under the Senior Credit Facility;

                 (8) either of the Issuers or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case or proceeding,

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (D) makes a general assignment for the benefit of its creditors;

                 (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against either of the Issuers or any Significant Restricted Subsidiary in an involuntary case or proceeding,

                          (B) appoints a Custodian of either of the Issuers or any Significant Restricted Subsidiary or for all or substantially all of its property, or

                          (C) orders the liquidation of either of the Issuers or any Significant Restricted Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

                 (10) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and such Subsidiary Guarantee).

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 A Default under clause (4) is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuers and the Trustee, of the Default in writing and the Issuers do not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 6.02.  Acceleration.

                 If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to either of the Issuers) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuers (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued and unpaid interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount and accrued and unpaid interest shall become immediately due and payable; provided, however, that so long as the Senior Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than as specified in clause (8) or (9) of Section 6.01), the Securities shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Securities to the agent under the Senior Credit Facility and (y) the acceleration of any Indebtedness under the Senior Credit Facility.

                 If an Event of Default specified in clause (8) or (9) of
Section 6.01 with respect to either of the Issuers occurs all unpaid principal of and accrued and unpaid interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

                 After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

                 Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities, on behalf of all the Holders, by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section
10.02. The Issuers shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

                 Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue a remedy;

                 (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities (excluding Affiliates of either of the Issuers) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.    Rights of Holders To Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    Collection Suit by Trustee.

                 If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Securities), their creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

                 If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Third:  to the Issuers.

                 The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

                 All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

                 (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)      Except during the continuance of a Default:

                 (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                 (2) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

                 Subject to Section 7.01:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (d) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                 (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securithyholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                 (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

SECTION 7.03.  Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

                 If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

                 If required by TIA Section 313(a), within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such June 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b), (c) and (d).

                 A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

                 The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

                 The Issuers shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuers promptly shall not relieve the Issuers of their obligations hereunder except to the extent that the Issuers are materially prejudiced thereby. The Issuers shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuers' expense; provided, however, that the Issuers' reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees of such counsel. The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

                 To secure the Issuers' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuers' obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuers' obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

                 The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee with the Issuers' consent. The Issuers may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

                 (3) a custodian or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.

                 This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Issuers shall comply with the provisions of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.    Preferential Collection of Claims
                 Against Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Indebtedness.

                 The Issuers covenant and agree, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Issuers shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full of all amounts payable under Senior Indebtedness.

SECTION 8.02.  No Payment on Securities in
               Certain Circumstances.

                 (a) No direct or indirect payment (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities) by or on behalf of the Issuers of principal of or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full, no direct or indirect payment (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of the Issuers of principal of or interest on the Securities, except from those funds held in trust for the benefit of the Holders of any Securities pursuant to Article Nine, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

                 Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and
(y) in no event shall a Payment Blockage Notice be effective for purposes of this Section 8.02(a) unless and until 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had, or should have had, knowledge of such existing or continuing default or event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

                 (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc.

                 (a) Upon any payment or distribution of assets or securities of either of the Issuers of any kind or character, whether in cash, property or securities (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total liquidation or reorganization of either of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuers of the principal of or interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Issuers of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of either of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                 (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of either of the Issuers of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                 The consolidation of either of the Issuers with, or the merger of either of the Issuers with or into, another corporation or the liquidation or dissolution of either of the Issuers following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.  Subrogation.

                 Upon the payment in full of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuers made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Issuers, their creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Issuers to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                 If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

SECTION 8.05.  Obligations of Issuers Unconditional.

                 Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuers and the Holders of the Securities, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuers other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness in respect of cash, property or securities of the Issuers received upon the exercise of any such remedy.

                 Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Issuers of principal of or interest on the Securities.

SECTION 8.06.  Notice to Trustee.

                 The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of each of FV Inc. and Capital, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Issuers and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by
Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                 In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.    Reliance on Judicial Order or
                 Certificate of Liquidating Agent.

                 Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.08.  Trustee's Relation to Senior Indebtedness.

                 The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)).

SECTION 8.09.    Subordination Rights Not Impaired
                 by Acts or Omissions of the Issuers
                 or Holders of Senior Indebtedness.

                 No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10.    Securityholders Authorize Trustee To
                 Effectuate Subordination of Securities.

                 Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of either of the Issuers (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of either of the Issuers, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.  This Article Not To Prevent Events of Default.

                 The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (1) or (2) of Section 6.01.

SECTION 8.12.  Trustee's Compensation Not Prejudiced.

                 Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.  No Waiver of Subordination Provisions.

                 Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness and (d) exercise or refrain from exercising any rights against the Issuers and any other Person.

SECTION 8.14.    Subordination Provisions Not Applicable
                 to Money Held in Trust for Securityholders;
                 Payments May Be Paid Prior to Dissolution.

                 All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

                 Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Issuers, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Issuers' and the Subsidiary Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in
Section 8.06. The Issuers shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of either of the Issuers.

SECTION 8.15.  Acceleration of Securities.

                 If payment of the Securities is accelerated because of an Event of Default, the Issuers shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of Issuers' Obligations.

                 Subject to the provisions of Article Eight, the Issuers may terminate their and the Subsidiary Guarantors' substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by them on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Issuers may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate their and the Subsidiary Guarantors' substantive obligations in respect of the Securities (except for their obligations to pay the principal of and interest on the Securities and the Subsidiary Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes solely as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Issuers' exercise of their option under this paragraph will not result in any of the Issuers, the Trustee or the trust created by the Issuers' deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and
(iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause
(i), the Issuers may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate all of their and the Subsidiary Guarantors' substantive obligations in respect of the Securities (including their obligations to pay the principal of and interest on the Securities and the Subsidiary Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes solely as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Issuers' exercise of their option under this paragraph will not result in any of the Issuers, the Trustee or the trust created by the Issuers' deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

                 Notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.03, 2.05, 2.06, 2.07, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Issuers' obligations in Sections 7.07, 9.03 and 9.04 shall survive.

                 After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' and the Subsidiary Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.  Application of Trust Money.

                 The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 9.03.  Repayment to Issuers.

                 Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Issuers upon written request any excess money held by it at any time. The Trustee shall pay to the Issuers upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years;

provided, however, that the Trustee before being required to make any payment may at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuers. After payment to the Issuers, Securityholders entitled to money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.  Reinstatement.

                 If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  Without Consent of Holders.

                 The Issuers and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors (which, in the case of the Company, shall mean the Board of Directors of FV Inc. for so long as the Company remains a partnership), and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                   (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not materially adversely affect the rights of any Holder under this Indenture or the Securities;

                  (ii) to effect the assumption by a successor Person of all obligations of either of the Issuers under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                 (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                   (v) to make any change that would provide any additional benefit or rights to the Holders;

                  (vi) to make any other change that does not materially adversely affect the rights of any Holder under this Indenture or the Securities;

                 (vii) to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants of such Subsidiary Guarantor herein and in the Subsidiary Guarantee;

                (viii) to add to the covenants of the Issuers or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or any Subsidiary Guarantor;

                  (ix) to secure the Securities pursuant to the requirements of Section 4.18 or otherwise; or

                   (x) to reflect the release of a Subsidiary Guarantor from its obligations with respect to its Subsidiary Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Sections 4.19 and 11.07;

provided, however, that the Issuers have delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.  With Consent of Holders.

                 Subject to Section 6.07, the Issuers and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities. Subject to
Section 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Securities, on behalf of all Holders, may waive compliance by the Issuers or any Subsidiary Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                 (1) change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the holders of the Securities;

                 (2)      reduce the principal amount of any Security;

                 (3) reduce the rate or extend the time for payment of interest on any Security;

                 (4) change the place or currency of payment of the principal of or interest on any Security;

                 (5) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or
         6.07 or this Section 10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

                 (6) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

                 (7) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any Security (except a recision of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment of default that resulted from such acceleration);

                 (8) modify the ranking or priority of the Securities or the Subsidiary Guarantee of any Subsidiary Guarantor, or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness, or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders;

                 (9) release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

                 (10) modify the provisions relating to any Offer to Purchase required pursuant to Section 4.05 or 4.14 in a manner materially adverse to the Holders.

                 An amendment under this Section 10.02 may not make any change under Article Eight, Article Nine, Article Eleven or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any representative thereof authorized to give a consent) shall have consented to such change.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03.  Compliance with Trust Indenture Act.

                 Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.

                 The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.  Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  Trustee To Sign Amendments, etc.

                 The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers and the Subsidiary Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into pursuant to Section 10.01(iv)) be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTEE

SECTION 11.01.  Unconditional Guarantee.

                 Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, with such obligations (whether or not due and payable) shall forth become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

SECTION 11.02.  Severability.

                 In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.  Release of a Guarantor.

                 (a) In the event that each holder of Other Indebtedness which resulted in the creation of a Subsidiary Guarantee unconditionally releases a Subsidiary Guarantor of all of its obligations under its guarantee of such Other Indebtedness pursuant to a written agreement in form and substance satisfactory to the Trustee (other than a release resulting from payment under such guarantee) such Subsidiary Guarantor shall be automatically and unconditionally released from all obligations under its Subsidiary Guarantee.

                 (b) Additionally, if the Securities are defeased in accordance with the terms of this Indenture, or if all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate covenanting that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.05 and within the time limits specified by such Section 4.05, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor), shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

                 (c) The Trustee shall, at the sole cost and expense of the Company, upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section and, with respect to clause (b) of this Section 11.03, upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04.  Limitation of Subsidiary Guarantor's Liability.

                 Each Subsidiary Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 11.05, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05.  Contribution.

                 In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount, based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 11.06.  Execution of Subsidiary Guarantee.

                 To further evidence their Subsidiary Guarantee to the Holders, the Subsidiary Guarantors hereby agree to execute the Subsidiary Guarantee in substantially the form set forth in Exhibit B to be endorsed on each Security authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on any particular Security a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by its Chairman of the Board of Directors, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signature upon the Subsidiary Guarantee may be the manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case such officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Security on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 11.07.  Additional Subsidiary Guarantors.

                 Any Restricted Subsidiary of the Company which is required pursuant to Section 4.19 to become a Subsidiary Guarantor shall execute and deliver to the Trustee (a) a supplemental indenture in form and substance reasonably satisfactory to the Trustee which subjects such Restricted Subsidiary to the provisions of this Indenture as a Subsidiary Guarantor, and
(b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Restricted Subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles).

SECTION 11.08.  Subordination of Subrogation and Other Rights.

                 Each Subsidiary Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Subsidiary Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01.  Guarantee Obligations Subordinated
                to Subsidiary Guarantor Senior Debt.

                 Each Subsidiary Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Subsidiary Guarantees shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Subsidiary Guarantee made by or on behalf of any Subsidiary Guarantor shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full of all amounts payable under Guarantor Senior Indebtedness of such Subsidiary Guarantor.

SECTION 12.02.  No Payment on Subsidiary Guarantees
                in Certain Circumstances.

                 (a) No direct or indirect payment (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Subsidiary Guarantor of principal of or interest on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Subsidiary Guarantor, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guarantor Senior Indebtedness. In addition, during the continuance of any non-payment default or event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full, no direct or indirect payment (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Subsidiary Guarantor of principal or interest on the Securities, except from those funds held in trust for the benefit of the Holders of any Securities pursuant to Article Nine, to such Holders, during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

                 Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice was given and (y) in no event shall a Guarantor Blockage Notice be effective for purposes of this
Section 12.02(a) unless and until 360 days shall have elapsed since the effectiveness of the immediately prior Guarantor Payment Blockage Notice. Not more than one Guarantor Blockage Period may be commenced with respect to any Subsidiary Guarantor during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Payment Blockage Period (to the extent the holder of Designated Guarantor Senior Indebtedness, or trustee or agent, giving notice commencing such Guarantor Payment Blockage Period had, or should have had, knowledge of such existing or continuing default or event of default) may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

                 (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

SECTION 12.03.  Payment Over of Proceeds upon Dissolution, etc.

                 (a) Upon any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities excluding any payment or distribution of Permitted Junior Securities, upon any dissolution or winding-up or total liquidation or reorganization of such Subsidiary Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall first be paid in full in cash, or payment provided for, before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Subsidiary Guarantor of the principal of or interest on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, any Subsidiary Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Subsidiary Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                 (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Subsidiary Guarantor are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                 The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04.  Subrogation.

                 Upon the payment in full of all Guarantor Senior Indebtedness of a Subsidiary Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Subsidiary Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Subsidiary Guarantor, on the other hand.

                 If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Indebtedness.

SECTION 12.05.  Obligations of Subsidiary Guarantors
                Unconditional.

                 Nothing contained in this Article or elsewhere in this Indenture or in the Securities or the Subsidiary Guarantee is intended to or shall impair, as among the Subsidiary Guarantors and the Holders of the Securities, the obligation of each Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Subsidiary Guarantor other than the holders of Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy.

                 Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Subsidiary Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Subsidiary Guarantor of principal of or interest on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee.

SECTION 12.06.  Notice to Trustee.

                 Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of such Subsidiary Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Subsidiary Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by
Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

                 In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.   Reliance on Judicial Order or
                 Certificate of Liquidating Agent.

                 Upon any payment or distribution of assets or securities of a Subsidiary Guarantor referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 12.08.   Trustee's Relation to Guarantor
                 Senior Indebtedness.

                 The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                 With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.03(b)).

SECTION 12.09.   Subordination Rights Not Impaired by
                 Acts or Omissions of the Subsidiary
                 Guarantors or Holders of Guarantor Senior
                 Indebtedness.

                 No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.10.   Securityholders Authorize Trustee To
                 Effectuate Subordination of Guarantee.

                 Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Subsidiary Guarantor

(whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.  This Article Not To Prevent Events of Default.

                 The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

SECTION 12.12.  Trustee's Compensation Not Prejudiced.

                 Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13.   No Waiver of Subsidiary Guarantee
                 Subordination Provisions.

                 Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness and (d) exercise or refrain from exercising any rights against any Subsidiary Guarantor and any other Person.

SECTION 12.14.  Payments May Be Paid Prior to Dissolution.

                 Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) a Subsidiary Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section
12.06. A Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls.

                 This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                 The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.  Notices.

                 Any notice or communication required or permitted to be given under this Indenture shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                 if to the Issuers:

                          FrontierVision Operating Partners, L.P.
                          1777 South Harrison Street, Suite P-2000
                          Denver, Colorado  80210

                          Attention:  Mr. John S. Koo, Senior Vice
                                      President and Chief Financial Officer

                          Facsimile:  (303) 757-6115
                          Telephone:  (303) 757-1588

                 with a copy to:

                          Dow, Lohnes & Albertson, PLLC
                          1200 New Hampshire Avenue, N.W.
                          Washington, D.C.  20036

                          Attention:  Leonard J. Baxt, Esq.

                          Facsimile:  (202) 776-2222
                          Telephone:  (202) 776-2000

                 if to the Trustee:

                          Colorado National Bank
                          950 17th Street, Suite 2410
                          Denver, Colorado  80202

                          Attention:  Facsimile:  Telephone:

                 The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04.   Certificate and Opinion as to Conditions
                 Precedent.

                 Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Governing Law.

                 The laws of the State of New York shall govern this Indenture, the Securities and the Subsidiary Guarantee without regard to principles of conflicts of law.

SECTION 13.08.  No Recourse Against Others.

                 A director, officer, employee or stockholder, as such, of the Issuers or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or this Indenture or for any claim based on, in
respect of or by reason of such obligations or their creation.   Each
Securityholder by accepting a Security waives and releases all such liability.

SECTION 13.09.  Successors.

                 All agreements of the Issuers in this Indenture and the Securities shall bind their successors. All agreements of each Subsidiary Guarantor in this Indenture and Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.  Counterpart Originals.

                 The parties may sign any number of counterparts of this Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement.

SECTION 13.11.  Severability.

                 In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of either of the Issuers or a Subsidiary of either of Issuers. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.  Legal Holidays.

                 If a payment date occurs on a day that is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                                   SIGNATURES


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                 FRONTIERVISION OPERATING
                                      PARTNERS, L.P.

                                 By:  FrontierVision Partners, L.P.,
                                         its general partner

                                 By:  FVP GP, L.P.,
                                         its general partner

                                 By:  FrontierVision Inc.,
                                         its general partner


                                 By:
                                      ----------------------------------
                                      Name:
                                      Title:


                                 FRONTIERVISION CAPITAL CORPORATION


                                 By:
                                      ----------------------------------
                                      Name:
                                      Title:


                                 COLORADO NATIONAL BANK, as Trustee



                                 By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                 [FORM OF NOTE]
                                 (Face of Note)

                                                                       EXHIBIT A

                             CUSIP No.
                                       -----------

                    FRONTIERVISION OPERATING PARTNERS, L.P.
                       FRONTIERVISION CAPITAL CORPORATION

                     % SENIOR SUBORDINATED NOTE DUE 2006
No.                                                                            $


                 FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation hereby jointly and severally promise to pay to or registered assigns the principal sum of


Dollars on the Maturity Date of ________, 2006.


Interest Payment Dates:  _______ and ______________, commencing
________________, 1997

Record Dates:  _________ and _____________

                 IN WITNESS WHEREOF, FRONTIERVISION OPERATING PARTNERS, L.P. and FRONTIERVISION CAPITAL CORPORATION have caused this instrument to be signed manually or by facsimile by each of their respective duly authorized officers.


                                           FRONTIERVISION OPERATING
                                            PARTNERS, L.P.

                                           By:  FrontierVision Partners, L.P.,
                                                its general partner

                                           By:  FVP G.P., L.P.,
                                                its general partner

                                           By:  FrontierVision Inc.,
                                                its general partner


                                           By:
                                                ------------------------------
                                                Title:

Dated:                                     By:
                                               -------------------------------
                                               Title:


                                           FRONTIERVISION CAPITAL CORPORATION


                                           By:
                                               -------------------------------
                                               Title:

Dated:
                                           By:
                                               -------------------------------
                                               Title:

Certificate of Authentication:

                 This is one of the       % Senior Subordinated Notes due 2006
referred to in the within-mentioned Indenture.

COLORADO NATIONAL BANK, as Trustee


By                                         Date:
  --------------------
  Authorized Signatory

                             (REVERSE OF SECURITY)

                    FRONTIERVISION OPERATING PARTNERS, L.P.
                       FRONTIERVISION CAPITAL CORPORATION


                     % Senior Subordinated Note due 2006

                 1.       Interest.

                 FrontierVision Operating Partners, L.P., a Delaware limited partnership (the "Company"), and FrontierVision Capital Corporation, a Delaware corporation ("Capital" and together with the Company, the "Issuers"), jointly and severally promise to pay interest at the rate of _____% per annum on the principal amount of this Security semiannually commencing on _________, 1997, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including October [ ], 1996, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 2.       Method of Payment.

                 The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the ______ or ___________ (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuers, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Issuers maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuers for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

                 3.       Paying Agent and Registrar.

                 Initially, Colorado National Bank (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Issuers or any of their Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

                 4.       Indenture.

                 This Security is one of a duly authorized issue of Securities of the Issuers, designated as their ____% Senior Subordinated Notes due 2006 (the "Securities"), limited in aggregate principal amount to $200,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of October [ ], 1996 (the "Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those required to be made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 The Securities are subordinated in right of payment to all Senior Indebtedness of the Issuers to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

                 Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

                 5.       Optional Redemption.

                 (a) The Securities are not redeemable prior to ______, 2001, except as provided in clause (b) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Issuers, at redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning __________ of the year indicated below, in each case together with interest accrued and unpaid to but excluding the date fixed for redemption:

         Year                                                                 Percentage
         ----                                                                 ----------
         2001 . . . . . . . . . . . . . . . . . . . . . . . . . .                     %
         2002 . . . . . . . . . . . . . . . . . . . . . . . . . .
         2003 . . . . . . . . . . . . . . . . . . . . . . . . . .
         2004 and thereafter  . . . . . . . . . . . . . . . . . .            100.0000

                 (b) At any time prior to _______, 1999, the Issuers may redeem up to 35% of the principal amount of the Securities with the net cash proceeds received by the Company from one or more Public Equity Offerings or Strategic Equity Investments, at a redemption price (expressed as a percentage of the principal amount) of _______% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% in aggregate principal amount of the Securities originally issued remains outstanding immediately after any such redemption (excluding any Securities owned by the Issuers or any of their Affiliates). Notice of redemption pursuant to this paragraph must be mailed to Holders of Securities not later than 60 days following consummation of such Public Equity Offering.

                 6.       Notice of Redemption.

                 Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

                 7.       Purchase upon Occurrence of a
                          Change of Control.

                 Within 30 days of the occurrence of a Change of Control, the Company will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

                 8.       Denominations; Transfer; Exchange.

                 The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

                 9.       Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of it for all purposes.

                 10.      Unclaimed Funds.

                 If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuers at their request. After such repayment Holders of Securities entitled to such funds must look to the Issuers for payment unless an abandoned property law designates another person.

                 11.      Discharge Prior to Redemption or Maturity.

                 The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

                 12.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Issuers, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

                 13.      Restrictive Covenants.

                 The Securities are general unsecured senior subordinated obligations of the Issuers limited to the aggregate principal amount of $200,000,000. The Indenture restricts, among other things, the ability of the Company or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Company and its Restricted Subsidiaries may incur and limits the terms on which the Company may engage in Asset Sales. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales. The Issuers must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

                 14.      Successor Corporation.

                 Pursuant to the Indenture, the ability of the Issuers to consolidate with, merge with or into or transfer their assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

                 15.      Defaults and Remedies.

                 If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                 16.      Trustee Dealings with Issuers.

                 The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for either of the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

                 17.      No Recourse Against Others.

                 A director, officer, employee, incorporator, limited or general partner or stockholder, as such, of either of the Issuers or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                 18.      Authentication.

                 This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                 19.      Abbreviations.

                 Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 20.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 21.      Governing Law.

                 The laws of the State of New York shall govern the Indenture, this Security and the Guarantee without regard to principles of conflicts of law.

                 22.      Guarantees.

                 This Security may after the date hereof be entitled to certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for the terms of any Subsidiary Guarantee (including any terms of subordination of such Subsidiary Guarantee that may apply).

                 The Issuers will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                                ASSIGNMENT FORM


                 If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                        -------------------------------------------------------
agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:                                     Signed:
       ------------------                          ----------------------------
                                                   (Sign exactly as
                                                   name appears on the
                                                   other side of this
                                                   Security)


Signature Guarantee:
                      ---------------------------------------------------------

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: / /

If you want to elect to have only part of this Security purchased by the Company, state the amount: $___________

Dated:                            Your signature:
        -----------                                ----------------------------
                                                     (Sign exactly as
                                                     name appears on the
                                                     other side of this
                                                     Security)


Signature Guarantee:
                      ---------------------------------------------------------

                                                                       EXHIBIT B


                         [FORM OF SUBSIDIARY GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

                 The Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

                 The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

                 This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                 This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                                                   [Subsidiary Guarantor]



                                                   By:
                                                       ------------------------
                                                       Name:
                                                       Title:

                                                                       EXHIBIT C


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


                 Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             SCHEDULE OF EXCHANGES


                 The following exchanges of a part of this Global Security for Physical Securities have been made:

                                                               Principal Amount           Signature of
              Amount of                Amount of               of this Global             authorized
              decrease in              increase                Security                   officer of
              Principal Amount         in Principal            following such             Trustee or
Date of       of this Global           Amount of this          decrease                   Securities
Exchange      Security                 Global Security         (or increase)              Custodian
- --------      ----------------         ---------------         ----------------           ------------